EXHIBIT 24

                       POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kimberly K. Duttlinger his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or their, his/her substitutes, may lawfully do or cause to be done by virtue hereof.

        SIGNATURE                  TITLE                 DATE
----------------------------     ------------------    ---------------

/s/ F. Edward Gustafson     Chairman, Chief Executive   March 29, 2000
-----------------------     Officer and President
F. Edward Gustafson         (Principal Executive
                             Officer)

/s/ Gordon S. Donovan       Vice President, Chief       March 29, 2000
-----------------------     Financial Officer,
Gordon S. Donovan           Treasurer and Assistant
                            Secretary
                            (Principal Financial and
                             Accounting Officer)


/s/ Robert N. Dangremond    Director                    March 29, 2000
------------------------
Robert N. Dangremond


/s/ Avram A. Glazer         Director                    March 29, 2000
------------------------
Avram A. Glazer


/s/ Malcolm I. Glazer       Director                    March 29, 2000
------------------------
Malcolm I. Glazer


/s/ Gregory R. Page         Director                    March 29, 2000
------------------------
Gregory R. Page